Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.1 to Registration Statement No. 333-199306 on Form S-1 of our report dated October 14, 2014 with respect to the audited consolidated financial statements of China Customer Relations Centers, Inc. for the years ended December 31, 2013 and 2012.

We also consent to the references to us under the caption “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

January 5, 2015